Exhibit 4.5

TRUSTCORP FINANCIAL, INC.

1997 NON-QUALIFIED STOCK OPTION PLAN, AS AMENDED

1.

Purpose of Plan.  The purpose of this 1997 Non-Qualified Stock Option Plan, as amended (“Plan”), is to promote the best interests of Trustcorp Financial, Inc. (the “Company”) and its shareholders by encouraging participants to acquire a proprietary interest in the Company and thereby provide an incentive for such participants to increase their efforts on behalf of the Company.

2.

Granting of Options.

(a)

The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), or with respect to any time when there is no such committee, the Board of Directors as a whole (the “Board”), may from time to time grant options (“Options”) to purchase a specified number of shares of the Company’s common stock, $0.01 par value per share (“Option Shares”), to those employees of the Company or its subsidiaries who may be designated by the Company’s Chief Executive Officer and recommended for the grant of such Option in such officer’s discretion.

(b)

The Compensation Committee may grant Options to directors of the Company’s subsidiaries who may be designated by the Company’s Chief Executive Officer and recommended for the grant of such Option in such officer’s discretion, by resolution of a majority of disinterested members.

(c)

The Compensation Committee may from time to time grant Options to the Company’s Chief Executive Officer in its discretion, by resolution of a majority of disinterested members.

3.

Maximum Number of Option Shares.

(a)

Options may not be granted aggregating more than 400,000 Option Shares; provided that if any Option shall expire without being fully exercised, the unissued Option Shares shall again become available for option under this Plan.

(b)

In the event of any stock dividend on, reclassification, split-up or combination of, or other change in, the Company’s common stock, then the number or kind of shares for which Options may be granted hereunder shall be correspondingly added to, increased, diminished or changed proportionately.

(c)

The Company shall at all times reserve a number of shares of common stock for issuance hereunder equal to the number of Option Shares for which Options are then outstanding, which reserved shares may consist of previously-unissued Shares or treasury Shares or any combination thereof.

4.

Terms of Options.  The terms of each Option shall be substantially in the form of Exhibit A, the terms and conditions of which are hereby incorporated into this Plan, or as otherwise determined by the Compensation Committee in a specific case.

5.

Rights of Option Holder.  No person shall have any rights under any Option unless and until he or she shall have entered into an Option Agreement with respect to such Option. No person to whom an Option has been granted and who has entered into an Option Agreement (“Optionee”) shall have any rights of a stockholder as to Shares under option until such Shares shall have been issued to him or her upon due exercise of the Option.  The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve or liquidate, or to sell or transfer any or all of its business or assets.

6.

Duration of Plan.  Options may be granted under this Plan from the effective date of its adoption by the Board until the effective date of its termination by the Board.  The Board may amend or terminate the Plan at any time; however, no amendment or termination shall adversely affect the rights of an Optionee under any Option then in effect, except as the Company and the Optionee may otherwise agree.

7.

Administration of Plan.

The Plan shall be administered by the Compensation Committee, which shall have the power to interpret the Plan, to make rules relating to the Plan, and make all other determinations necessary or advisable for its administration except those specifically reserved to the Chief Executive Officer in the Plan.  However, the Compensation Committee may not change the terms and conditions of an Option adversely to the Optionee, except to the extent, if any, provided in such Option or consented to by the Optionee.  The determination by the Company’s Chief Executive Officer as to the employees or directors eligible to receive Options and the approval of the individual Optionees and the exercise price by the Compensation Committee shall be conclusive.

This Plan was adopted by the Board of Directors on October 2, 1997 and amended on November 14, 2000, to increase the maximum number of Option Shares pursuant to Section 3(a) hereof from 300,000 to 400,000.

Exhibit A

TRUSTCORP FINANCIAL, INC.

1997 NON-QUALIFIED STOCK OPTION PLAN, AS AMENDED

OPTION AGREEMENT

THIS OPTION AGREEMENT is entered into effective ____________, 20__ (the “Option Date”), between Trustcorp Financial, Inc., a Missouri corporation (the “Company”), and

____________________________ (“Optionee”).

WHEREAS, the Company has adopted its 1997 Non-Qualified Stock Option Plan, as amended (the “Plan”), to encourage selected employees of the Company to acquire a proprietary interest in the Company through the grant of options to purchase shares of its Common Stock, and has determined to afford the Optionee an option to purchase common stock pursuant to the Plan as hereafter described,

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto do hereby agree as follows:

1.

Grant of Option.  The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of the number of shares of the common stock, $0.01 par value per share, of the Company set forth below (the “Option Shares”), at the purchase price set forth below (the “Exercise Price”) and on the other terms and conditions herein set forth.

Total number of Option Shares:  ________

Exercise price per Option Share:  $_____

2.

Dates When Option Exercisable.

(a)

Exercisability.  The Option shall first become exercisable as to one-third of the total number of Option Shares on the first anniversary of the Option Date, and as to an additional one-third of the total number of Option Shares on each of the second and third anniversaries of the Option Date.  However, if a Change in Control occurs prior to the Expiration Date the Option shall become immediately exercisable as to all Option Shares, and the Company will promptly notify the Optionee of such fact.  For the purposes of this Option, “Change in Control” means:

(i)

a merger or consolidation of the Company with or into any other entity unless after such event at least a majority of the voting power of the surviving or resulting entity is beneficially owned by persons who beneficially own a majority of the voting power of the Company immediately prior to such event, or

(ii)

the sale of all or substantially all the assets of the Company, or

(iii)

the dissolution of the Company, or

(iv)

a change in the identity of a majority of the members of the Company’s board of directors within any twelve-month period, which change or changes are not recommended by the incumbent directors determined immediately prior to any such change or changes.

(b)

Expiration.  The Option and all the Optionee’s rights with respect thereto shall terminate, to the extent the Option has not already been exercised, at the first to occur of:

(i)

The regularly scheduled closing time of the Company’s main business office on the tenth anniversary of the Option Date, or

(ii)

Except as provided in paragraph 2(c) or 2(d), the effective time of termination, for whatever reason, with or without cause (including without limitation by the voluntary act, death, disability, or retirement of the Optionee), of the Optionee’s Employment, the time of such termination being referred to herein as the “Expiration Date.”  For purposes of this Agreement, “Employment” means an individual’s status as either (A) an employee for Federal income tax withholding purposes of the Company or any subsidiary of the Company, or (B) a duly elected or appointed member of the board of directors of the Company or any subsidiary of the Company.  It is expressly understood and agreed that nothing herein is intended or shall be construed as an employment contract or as implying any obligation on the part of the Company to continue the Optionee’s Employment for any period of time after the Option Date.

(c)

Exercise After Death, Disability or Retirement.  In the event of the termination of the Optionee’s Employment by reason of the Optionee’s death, disability or retirement on or after attaining the age of 65, then the Option may be exercised by the Optionee or the executor or administrator of the estate of the Optionee or the person or persons to whom the Option shall have been transferred by will or by the laws of descent and distribution (as the case may be), prior to the earlier of (A) the Expiration Date as determined under paragraph 2(b)(i), or (B) one year after the date of such termination of Employment, but only to the extent it was exercisable on the date of such termination of Employment.

(d)

Exercise After Termination of Employment by the Company Without Cause.  If the Optionee’s Employment is terminated by the Company for any reason other than Cause or the reasons set forth in paragraph 2(b), then the Option may be exercised by the Optionee prior to the earlier of (A) the Expiration Date as determined under paragraph 2(b)(i), or (B) three months after such termination of Employment, but only to the extent it was exercisable on the date of termination of the Optionee’s Employment.  For purposes of this Agreement, “Cause” has the meaning set forth in the Optionee’s written employment agreement with the Company, or if no such agreement exists or if “Cause” is not defined in such agreement, then “Cause” means:

(i)

the Optionee’s conviction (including a plea of nolo contendere) of a felony or any other crime involving moral turpitude, unethical business conduct, or dishonesty involving the Company or persons having business dealings with the Company, or

(ii)

any dishonest, wrongful or unethical conduct by the Optionee which in the judgment of a majority of the board of directors of the Company (with the Optionee not present or voting) may reasonably be expected to materially adversely affect the Company’s business or reputation, or

(iii)

the material refusal to fully perform, or the material negligent performance of, the Optionee’s duties to the Company or its subsidiaries, or

(iv)

the Optionee’s refusal to transfer to a new employment location which is less than 60 miles away from the Optionee’s current employment location, or

(v)

such other reason as constitutes “cause” under the common law of Missouri as then in effect.

The determination of whether a particular termination is for Cause for purposes of these provisions shall be made by the board of directors of the Company and such decision, unless not made in good faith, shall be conclusive and non-appealable.

3.

Method of Exercising Option.  The Optionee (or representative as provided above) may exercise the Option hereby granted on one or more occasions at his or her discretion, on each occasion for all or any part of the Option Shares for which the Option is then exercisable, by each time delivering to the main business office of the Company, addressed to the attention of its Chief Executive Officer or Secretary, (1) a written notice stating his or her election to exercise the Option and the number of Option Shares to be purchased, and (2) cash or a check in full payment of the purchase price of the Option Shares to be purchased plus, if the Company so requires, the amount of any Federal and state withholding taxes payable by the Company or any of its subsidiaries as a result of such exercise.  The Company will advise the Optionee, upon the Optionee’s reasonable prior request, of the required amount of such taxes, if any.  The Option shall be deemed to be exercised only upon receipt of such notice and payment by the Chief Executive Officer or Secretary.

4.

Non-Transferability of Option.  The Option may be exercised only by the Optionee or as otherwise provided above or by the Plan.  The rights granted by this Option may not be assigned, transferred, pledged or hypothecated in any way, other than by will or by operation of law and shall not be subject to execution, attachment or similar process.  In the event of the bankruptcy of the Optionee, or in the event of any prohibited assignment, transfer, pledge, hypothecation or other disposition of the Option, or the levy of any execution, attachment or similar process upon the Option, the Option shall automatically expire and shall be null and void.  Notwithstanding the foregoing, however, with prior notice to the Company the rights granted by this Option may be transferred between the Optionee in his or her personal capacity and the Optionee as trustee of a trust (A) of which the Optionee is both sole trustee and sole beneficiary during his or her lifetime, and (B) all of which is treated under subpart E of Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, as owned by the Optionee.

5.

Share Adjustments.  In the event of any stock dividend on, reclassification, split-up or combination of, or other change in, the Company’s common stock, then the number or kind of Option Shares shall be correspondingly added to, reclassified, increased, diminished or changed proportionately, without increase or decrease in the aggregate purchase price of all Option Shares.

6.

No Rights of Optionee as Shareholder.  The Optionee shall have no rights respecting this Option or the Option Shares except as expressly set forth herein or in the Plan, a copy of which the Optionee hereby acknowledges having received; and the Optionee shall have no rights as a shareholder with respect to any Option Shares until this Option has been duly exercised as to such Option Shares in accordance with the terms hereof.  The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its common stock or its capital or business structure, or to merge or to consolidate, or to dissolve or liquidate, or to sell or transfer any or all of its business or assets.

7.

Securities Laws.  Neither this Option nor any of the Option Shares have been registered under the Securities Act of 1933, as amended, or the securities laws of any state, in reliance on exemptions from the registration provisions thereof.  By acceptance hereof, the Optionee acknowledges such fact and agrees that this Option and any Option Shares will be held for investment and not with a view to distribution or resale, and may not be made subject to a security interest, pledged, hypothecated, or otherwise transferred without either an effective registration statement under such Act and compliance with applicable state securities laws, which may not be possible, or an opinion of legal counsel satisfactory to the attorneys for the Company that such registration is not required under such Act and that applicable state securities laws will not be violated by such action; and the Optionee further agrees that the certificates for such Option Shares shall bear a legend substantially to such effect.  The Optionee hereby acknowledges receipt of a copy of the Plan.

8.

Non-Solicitation Covenant.  As additional consideration for the granting of this Option to the Optionee by the Company, the Optionee hereby covenants to and with the Company that, regardless of whether the Option is exercised, if either (a) the Optionee voluntarily terminates his or her Employment or (b) the Company terminates the Optionee’s Employment for Cause, then during the two year period beginning on the date the Optionee’s Employment terminates the Optionee will not:

(i)

Divert or attempt to divert clients, customers (whether or not such persons have done business with the Company or its subsidiaries more than once) or accounts of the Company or its subsidiaries, or

(ii)

Entice or induce or in any manner attempt to influence any person who is then an employee of the Company or its subsidiaries to leave such Employment for the purpose of engaging in the banking business in the St. Louis metropolitan area or in any other business in competition with the Company or its subsidiaries.

The Optionee agrees that monetary damages may not be an adequate remedy for violation of any provision of this Agreement and acknowledges the Company’s right to seek injunctive relief for any such violation.  This Section 8 will not apply if the Optionee’s Employment terminates for any reason after a Change in Control.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Option Agreement as of the date first above written.

Company:

TRUSTCORP FINANCIAL, INC.

By: ____________________________________

President and Chief Executive Officer

Optionee:_________________________________